UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 12, 2011

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 1988 1400 31st Avenue SW, Suite 60 Minot, ND 58702-1988
(Address of principal executive offices, including zip code)

(701) 837-4738
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01                      Other Events.

Investors Real Estate Trust (the “Company”) is filing this Current Report on Form 8-K to update the Selected Financial Data, Management’s Discussion and Analysis and historical consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2011 (Part II, Items 6, 7 and 8, respectively).  Historical information was updated solely for discontinued operations and to exclude impairment charges for all periods presented from the Company’s calculation of Fund From Operations (FFO), in accordance with recent guidance from the National Association of Real Estate Investment Trusts (“NAREIT”).  No sections of the 2011 Form 10-K other than those identified above are being updated by this filing.  Information in the 2011 Form 10-K is generally stated as of April 30, 2011, and this filing does not reflect any subsequent information or events other than the updating of historical information for discontinued operations and to exclude impairment charges for all periods presented from the calculation of FFO.  Without limiting the foregoing, this filing does not purport to update Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2011 Form 10-K for any other information, uncertainties, transactions, risks, events or trends occurring or known to management.  More current information is included in other Company filings with the Securities and Exchange Commission.  This Current Report on Form 8-K should be read in conjunction with the 2011 Form 10-K, the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2011 and October 31, 2011 and other Company filings.   Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K contain the revised and updated financial information and are incorporated herein by reference; the Company has included the entire text of the affected sections.

Discontinued Operations

During the second quarter of fiscal year 2012 the Company sold a retail property in Livingston, Montana.

In accordance with generally accepted accounting principles, revenues and expenses associated with these operations have been classified as discontinued operations for all periods presented in our Quarterly Report on Form 10-Q for the period ended October 31, 2011, that was filed with the Securities and Exchange Commission on December 12, 2011.

Under SEC regulations, the same discontinued classification is also required for previously-issued financial statements for each of the years presented in our 2011 Form 10-K, even though the financial statements relate to periods prior to the discontinued classification.  This reclassification has no effect on our reported net income for any reporting period.

NAREIT recently clarified its definition of FFO to require the exclusion of impairment charges for all periods presented (that is, to add impairment charges back to net income in calculating FFO).  In its guidance, NAREIT noted its expectation that companies which had previously included impairment write-downs of depreciable real estate in FFO calculated in accordance with the NAREIT definition, would now restate reported FFO in order to provide a consistent and comparable presentation of FFO.  The Company included impairment charges in its calculation of FFO in fiscal years 2010 and 2009.  The Company has revised its calculation of FFO for these fiscal years to exclude impairment charges, in accordance with the recent NAREIT guidance.

FFO is widely used by real estate investment trusts as a primary performance metric, but it is a non-GAAP financial measure, and should not be considered as an alternative to net income as determined in accordance with GAAP.  The Company reconciles FFO to net income in its filings with the Securities and Exchange Commission.

ITEM 9.01                      Financial Statements and Exhibits

(d)	Exhibits

Exhibit
Number	Description

23.1	Consent of Deloitte & Touche LLP

Updated financial information for the fiscal year ended April 30, 2011 recast for discontinued operations and to exclude impairment charges for all periods presented from the calculation of FFO, for the fiscal years ended April 30, 2011, 2010 and 2009 (and 2008 and 2007 for Item 6 only):

99.1	Item 6: Selected Financial Data
99.2	Item 7: Management’s Discussion and Analysis
99.3	Item 8: Financial Statements and Supplementary Data and Item 15: Financial Statements Schedules
99.4	Calculation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Share Distributions
101
The Company's Form 8-K updating its Annual Report on Form 10-K for the year ended April 30, 2011, formatted in XBRL (Extensible Business Reporting Language): (1) the Consolidated Balance Sheets, (2) the Consolidated Statements of Operations, (3) the Consolidated Statements of Equity (4) the Consolidated Statements of Cash Flows, and (5) Notes to Consolidated Financial Statements, tagged as blocks of text.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

By: /s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer

Date: December 12, 2011